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                               EXHIBIT (10)(a)(9)
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                            THE HIBERNIA SAVINGS BANK

                     NON-QUALIFIED EXECUTIVE RETIREMENT PLAN


                            Effective January 1, 1994
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                                    ARTICLE I
                           PURPOSE AND EFFECTIVE DATE

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      1.1 Purpose. The plan set forth herein shall be known as "The Hibernia
Savings Bank Non-Qualified Executive Retirement Plan" (the "Plan"). The Plan is established by The Hibernia Savings Bank (the "Employer") for a select group of management or highly compensated employees and shall be maintained for the purpose of providing retirement benefits for eligible employees ("Executives") whose retirement benefits in the Employer's tax qualified retirement plans are restricted by statute.

      1.2 No Guarantee of Benefits. Benefits under the Plan shall be paid only from the general assets of the Employer. The Employer may set aside funds to meet its obligations under the Plan to such an extent and in such a manner as it deems advisable. An Executive's rights to benefits under the Plan shall be only those of a general, unsecured creditor of the Employer. The Employer does not guarantee that assets will be available to pay benefits under the Plan.

      1.3 Effective Date. The Effective Date of the Plan shall be January 1, 1994. The Plan shall apply only to individuals who die, retire or otherwise terminate employment with the Employer after the Effective Date. Death, retirement or termination for Plan purposes shall be determined by the Plan Administrator.


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                                   ARTICLE II
                                   DEFINITIONS

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      Unless the context clearly indicates otherwise, the following terms shall have the following meanings wherever used in the Plan:

      2.1 "Account" means a bookkeeping account for an Executive established by the Employer to be credited with the Employer Credits provided for in Article IV and deemed investment returns as provided for in Article V.

      2.2 "Beneficiary" means the person or persons (including a trust) designated by the Executive to receive any death benefit payable under the Plan. In the absence of any designation, the Beneficiary shall be the Executive's estate.

      2.3 "Board" means the Board of Directors of The Hibernia Savings Bank.

      2.4 "Change of Control" means

            (a) the consummation of any transaction in which the Employer ceases to be an independent corporation (including, without limitation, a transaction in which the Employer becomes the subsidiary of another corporation) or the sale or other disposition of all or substantially all of the assets of the Employer;

            (b) a change in the composition of the Board as a result of a tender offer, exchange offer, business combination or merger in which more than 50% of the Board members were not members of said Board prior to the date of such change; or

            (c) the consummation of any transaction in which a person or group of persons acquires 25% or more of the common stock of the Employer without the approval of two-thirds of the Board.

      2.5 "Code" means the Internal Revenue Code of 1986, as amended.

      2.6 "Compensation" means total annual compensation paid by the Employer to the Executive, including base salary, salary reduction amounts and annual incentives, but excluding

            (a) any amount paid to the Executive pursuant to any severance agreement or salary continuation payments following termination of employment,

            (b)   payments under any long-term incentive plan, and

            (c) non-taxable benefits to any retirement plan, group insurance plan, or other employee benefit plan sponsored by the Employer.


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The Plan Administrator shall have discretion to determine whether any specific item of compensation, other than those described above, shall be treated as Compensation under the Plan.

      2.7 "Disability" shall have the same meaning under the Plan with respect to an Executive as the meaning given such term in the group long-term disability plan sponsored by the Employer at the time of the Executive's disability.

      2.8 "Effective Date" means January 1, 1994.

      2.9 "Employer" means The Hibernia Savings Bank.

      2.10 "Employer Credits" mean amounts credited for an Executive under the terms of this Plan.

      2.11 "ESOP" means The Hibernia Savings Bank Employee Stock Ownership Plan, as amended from time to time.

      2.12 "Executive" means an employee of the Employer designated as eligible for participation in the Plan pursuant to Section 3.1. As of the Effective Date, the sole Executive is Mark A. Osborne.

      2.13 "Normal Retirement Age" means the Executive's 65th birthday.

      2.14 "Participation Date" means the date as of which an individual is designated as eligible to participate in the Plan in accordance with Section 3.1.

      2.15 "Plan" means The Hibernia Savings Bank Non-Qualified Executive Retirement Plan as described herein.

      2.16 "Plan Administrator" means the Executive Committee of the Board. The Plan Administrator shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

      2.17 "Plan Year" means January 1 to December 31, the Employer's fiscal year.

      2.18 "Profit Sharing Plan" means The Hibernia Savings Bank Profit Sharing Plan, as amended from time to time.

      2.19 "Valuation Date" means the date as of which an Executive's Account is adjusted for deemed investment returns under Article V. Valuation Dates shall be in the discretion of the Plan Administrator, but no less frequent than the last day of every calendar quarter.

      2.20 Gender and Number. Wherever used in the Plan, the masculine shall include the feminine, and the singular shall include the plural, unless the context clearly indicates otherwise.


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                                   ARTICLE III
                           ELIGIBILITY TO PARTICIPATE

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      3.1 Eligibility to Participate. The Plan Administrator shall, in its discretion and from time to time, designate the employees eligible for participation in the Plan.

      3.2 Termination of Participation. An Executive's participation in the Plan shall cease upon his death, Disability, Normal Retirement Age, or other termination of employment as determined by the Plan Administrator.


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                                   ARTICLE IV
                              BENEFIT ENTITLEMENTS

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      4.1 Amount of Employer Credits. With respect to each Plan Year beginning on or after the Executive's Participation Date through the Plan Year beginning before the earlier of his death, Disability, termination of employment, or Normal Retirement Age, the Employer shall credit to the Executive's Account an amount determined in accordance with this Section 4.1. Such amount shall be equal to the difference between what the Employer would have (in the absence of any statutory limitations in the Code) contributed for such Plan Year to the ESOP and the Profit Sharing Plan minus the actual contribution made on behalf of the Executive to the ESOP and the Profit Sharing Plan for said Plan Year. The result will be the Executive's Employer Credits for the Plan Year.

      4.2 Vesting in Employer Credits. Subject to Section 7.1,

            (a) An Executive shall have a 100% vested interest in the amount credited to his Account upon the earliest of death, Disability, Normal Retirement Age, or a Change of Control, provided that he is still actively employed by the Employer on the date of any such event.

            (b) If the termination of employment of an Executive occurs for any reason other than those listed in (a), he shall have a vested interest in each Plan Year's Employer Credits in his Account (and earnings thereon) determined pursuant to the vesting schedule then in effect in the ESOP.

      The percentage of the Employer Credits (and earnings thereon) credited to an Executive's Account which is not vested shall be forfeited to the Employer upon his termination of employment.

      4.3 No Effect on Other Benefits. The Employer Credits described in this
Article IV shall have no effect whatever on any other employee benefits provided to an Executive by the Bank.

      4.4 No Executive Contributions. No contributions by Executives will be required or permitted under this Plan.


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                                    ARTICLE V
                   CREDITING OF INVESTMENT RETURNS TO ACCOUNTS

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      5.1 Investment Options. The Plan Administrator shall identify one or more investment options in which the Executive's Account shall be deemed to be invested. As of the Effective Date, the sole investment option is common stock of the Employer.

      5.2 Adjustment of Accounts. As of each Valuation Date, the Account of each Executive shall be adjusted to reflect deemed investment returns under the investment option or options in Section 5.1, determined as if the investments had actually been made.

      5.3 No Obligation to Invest. The Employer shall not be obligated to make any investments directed pursuant to Section 5.1. The purpose of such deemed investment options is solely to establish a method of adjusting each Executive's Account in order to determine the amounts to which he may ultimately be entitled.


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                                   ARTICLE VI
                       RETIREMENT AND TERMINATION BENEFITS

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      6.1 Amount and Form of Payment. The amount payable with respect to an
Executive under the Plan shall be limited to the amounts credited to his Account under Section 4.1, as adjusted for deemed investment returns under Article V. For this purpose, deemed investment returns shall be determined under Article V as of the Valuation Date coincident with or immediately preceding the date of payment. Payment shall be made in a single lump sum, provided that an Executive may elect an alternative form of payment under Section 6.2.

      6.2 Alternative Form of Payment. An Executive may, with the consent of the Plan Administrator, elect to receive the amount credited to his Account (in cash or securities) in any alternative form of payment allowed by the Plan Administrator, including annual installments for a period of up to 15 years (or the Executive's life expectancy, if shorter). The election to receive an alternative form of payment must be made by the Executive prior to the beginning of the Plan Year in which his benefit would otherwise become payable in a lump sum. Installment payments in the event of death may be commuted to a lump sum in accordance with uniform guidelines pursuant to Section 8.4 below.

      6.3 Time of Payment. Payment of benefits to the Executive (or in the event of death, his Beneficiary) shall normally commence within 60 days following the event which gave rise to the payment. A later distribution date may only be allowed with the approval of the Plan Administrator.

      6.4 No Loans or Withdrawals. No payments of any kind will be made to any Executive or his Beneficiary while such Executive is still in the active employ of the Employer.


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                                   ARTICLE VII
                             STATUS OF PLAN BENEFITS

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      7.1 No Funding of Plan. The Employer is not required by the Plan to segregate any funds representing any Executive's Account hereunder, and nothing in this Plan shall be construed as providing for such segregation. However, the Employer may create a grantor trust (within the meaning of Section 671 of the Code) in connection with the adoption of this Plan to which it may from time to time make contributions. Notwithstanding the creation of any such trust, the benefits hereunder shall be a general obligation of the Employer. Payment of benefits from each trust shall, to that extent, discharge the Employer's obligations under this Plan. All payments provided for under this Plan not so discharged shall be paid from the general assets of the Employer. The Plan at all times shall be entirely unfunded, and no provision shall at any time be made with respect to segregating any assets of the Employer for payment of any benefits hereunder. No Executive, Beneficiary or any other person shall have any interest in any particular assets of the Employer by reason of the right to receive a benefit under the Plan and any such Executive, Beneficiary, or other person shall have only the rights of a general, unsecured creditor of the Employer with respect to any rights under the Plan.

      7.2 No Fiduciary Relationship. Nothing in this Plan shall create or be construed to create a trust or escrow account of any kind or a fiduciary relationship between the Employer and any Executive, his Beneficiary or any other person. Executives and their Beneficiaries and any other persons entitled to payment hereunder shall rely solely on the unsecured promise of the Employer to make the payments required hereunder and shall have the right to enforce such a claim in the same manner as any other general, unsecured creditor of the Employer. Neither the Employer nor any individual acting as an employee or agent of the Employer shall be liable to any Executive, former Executive, Beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan.


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                                  ARTICLE VIII
                                  MISCELLANEOUS

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      8.1 No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment between the Employer and any Executive, as providing any Executive the right to have his employment continued, or as a limitation on the right of the Employer to deal with any Executive as to his hiring, discharge, layoff, compensation or any other condition of employment.

      8.2 Amendment and Termination. The Employer reserves the right from time to time to amend and/or terminate the Plan for any reason by vote of the Board. If the Plan is terminated, the benefits payable to any Executive or Beneficiary under it as of the termination date shall equal the Executive's vested interest in his Account. Such benefits shall be payable in the manner described in
Article VI. Notwithstanding the foregoing, no amendment or termination of the Plan shall reduce the vested benefit payable as of the date such amendment is adopted with respect to any Executive under the Plan, other than with consent of the Executive or (if the Executive is deceased) his Beneficiary.

      8.3 Nonassignability. No benefit payable under this Plan shall be subject to alienation, assignment, garnishment, pledge, execution, attachment or levy of any kind, and any attempt to do so shall not be recognized, except to the extent required by applicable law.

      8.4 Plan Administration. Unless otherwise specifically provided in the Plan, the Plan Administrator shall be responsible for administering, interpreting and applying the Plan, and the Plan Administrator's decision on all such matters shall be final and binding. The administration, interpretation and application of the Plan by the Plan Administrator shall be made pursuant to documented policies which shall be subject to the approval of, and may be changed by, the Board. In the absence of documented policies, all provisions set forth in the ESOP with respect to the administrative powers and duties of the Employer, expenses of administration, and procedures for filing claims shall also be applicable with respect to this plan. The Employer shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person or entity employed or engaged by the Employer with respect to the Plan.

      8.5 Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision shall be made for a successor to the Employer's property or business to participate in the Plan as a successor Employer. Such successor shall have all the powers, duties and responsibilities of the Plan.

      8.6 Governing Law. This Plan shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, except as any such laws may be superseded by federal law.


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      IN WITNESS WHEREOF, The Hibernia Savings Bank has caused this document to be executed by its duly authorized officer and its corporate seal to be hereunto affixed this ____________________ day of ________________, 1994.


                                       By: _____________________________________


                                       Title ___________________________________

Attest:_________________________________________________________________________

(Corporate Seal)


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